    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 24, 2002
                                                      REGISTRATION NO. 333-49250
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  -------------

                           WESTERN DIGITAL CORPORATION
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                           33-0956711
 (State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                             20511 LAKE FOREST DRIVE
                          LAKE FOREST, CALIFORNIA 92630
                                 (949) 672-7000

    (Address, including zip code, and telephone number, including area code, of Registrant's Principal Executive Offices)

                                  -------------

                              MICHAEL A. CORNELIUS
                           WESTERN DIGITAL CORPORATION
                             20511 LAKE FOREST DRIVE
                          LAKE FOREST, CALIFORNIA 92630
                                 (949) 672-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  -------------

                                    COPY TO:
                                 RONALD S. BEARD
                           GIBSON, DUNN & CRUTCHER LLP
                                  4 PARK PLAZA
                            IRVINE, CALIFORNIA 92614
                                 (949) 451-3800

                                  -------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
                                Not applicable.

                                  -------------

        If any of the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          DEREGISTRATION OF SECURITIES

        By means of this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-49250) (the "Registration Statement") of Western Digital Corporation, a Delaware corporation (the "Registrant"), filed with the Securities and Exchange Commission on November 3, 2000, as amended by Post-Effective Amendment No. 1 to the Registration Statement filed on April 6, 2001, registering a maximum offering amount of $200,000,000 in securities, consisting of (i) an indeterminate number of shares of common stock of the Registrant, par value $0.01 per share ("Common Stock"), as may be sold from time to time, and (ii) an indeterminate number of warrants representing rights to purchase shares of common stock of the Registrant ("Warrants"), the Registrant hereby deregisters all shares of Common Stock and Warrants unsold under the Registration Statement.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California, on January 24, 2002.

                                   WESTERN DIGITAL CORPORATION



                                   By:      /s/ Matthew E. Massengill
                                      ------------------------------------------
                                                 Matthew E. Massengill
                                      Chairman of the Board and Chief Executive
                                                       Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Form S-3 Registration Statement has been signed below by the following persons in the capacities indicated on January 24, 2002.

              SIGNATURE                                    TITLE
              ---------                                    -----
      /s/ Matthew E. Massengill              Chairman of the Board and Chief
-----------------------------------                 Executive Officer
        Matthew E. Massengill                 (Principal Executive Officer)

         /s/ D. Scott Mercer                     Chief Financial Officer
-----------------------------------           (Principal Financial Officer)
           D. Scott Mercer

       /s/ Joseph R. Carrillo            Vice President and Corporate Controller
-----------------------------------          (Principal Accounting Officer)
         Joseph R. Carrillo

-----------------------------------
          Thomas E. Pardun                               Director

        /s/ Peter D. Behrendt
-----------------------------------
          Peter D. Behrendt                              Director

           /s/ I.M. Booth
-----------------------------------
             I.M. Booth                                  Director

      /s/ Kathleen A. Cote
-----------------------------------
          Kathleen A. Cote                               Director

         /s/ Henry T. DeNero
-----------------------------------
           Henry T. DeNero                               Director

         /s/ Roger H. Moore
-----------------------------------
           Roger H. Moore                                Director